Exhibit 23.1 A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-110066, 333-07141 and 333-213637) on Form S-8 pertaining to the Trustmark 401(k) Plan of our report dated June 25, 2025, with respect to the 2024 financial statements and supplemental schedule of the Trustmark 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.
/s/ Baker Tilly US, LLP
Peachtree Corners, Georgia
June 25, 2025

Exhibit 23.1 B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-110066, 333-07141 and 333-213637 on Form S-8 of our report dated June 26, 2024, appearing in this Annual Report on Form 11-K of Trustmark 401(k) Plan for the year ended December 31, 2023.
/s/ Hancock Askew & Co., LLP
Peachtree Corners, Georgia
June 25, 2025